EXHIBIT 99

REVOCABLE PROXY

EXCHANGE BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF EXCHANGE BANCSHARES, INC.

The undersigned shareholder of Exchange Bancshares, Inc., an Ohio corporation (“Exchange”), hereby constitutes and appoints A. John Moore, Thomas Funk and Linda Biniker, or any one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Exchange to be held at Eastwood High School, 4900 Sugar Ridge Road, Pemberville, Ohio, on             , 2005, at             .m., Eastern Time (the “Special Meeting”), all of the shares of Exchange which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement:

1.	The proposal to approve and adopt the Agreement and Plan of Merger dated as of April 13, 2005, by and between Rurban Financial Corp. (“Rurban”) and Exchange, and the transactions contemplated by that Agreement, including the merger of Exchange with and into Rurban.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	In their discretion, upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting and any adjournments or postponements thereof.

This Revocable Proxy will be voted as directed by the undersigned member. If no direction is given, this Revocable Proxy will be voted FOR proposal 1.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Exchange and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCHANGE. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.